                                                                    Exhibit 99.3

                      HUDSON CELLULAR LIMITED PARTNERSHIP

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)




ASSETS
Current Assets:
  Cash and cash equivalents                                     $  341
  Accounts Receivable, net                                         645
  Inventory                                                         24
  Prepaid expenses and other current assets                         53
                                                                ------
    Total current assets                                         1,063
Net fixed assets                                                 1,698
Cellular licenses, net                                           1,623
Other assets                                                        42
                                                                ------
    Total current assets                                        $4,426
                                                                ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                         $  234
  Income taxes payable                                              45
  Other current liabilities                                        172
  Long term debt                                                    37
                                                                ------
    Total current liabilities                                      451
Other long-term liabilities                                         20
                                                                ------
    Total liabilities                                              471
Stockholders' equity                                             3,955
                                                                ------
Total liabilities and stockholders' equity                      $4,426
                                                                ======



           The accompanying notes to financial statements are an integral part of these financial statements.

                      HUDSON CELLULAR LIMITED PARTNERSHIP

                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)



REVENUES                                          $  942
COSTS AND EXPENSES:
  Cost of cellular service                           347
  Cost of equipment sold                              84
  Selling, general and administrative                363
  Depreciation and amortization                       86
                                                  ------
                                                     880
                                                  ------
                                                      62
Operating income (loss)
Other income (expense)
  Interest expense, net                               (5)
  Other income (expense)                               3
                                                  ------
Total other income (expense)                          (2)
                                                  ------
Net income (loss)                                 $   60
                                                  ======



      The accompanying notes to financial statements are an integral part of these financial statements.

                     HUDSON CELLULAR LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss from operations                                               $   60
  Add (deduct) adjustments to reconcile net loss from
    operations to net cash required by operating activities:
    Depreciation and amortization                                            86
    Change in accounts receivable                                           (18)
    Change in inventory                                                     (15)
    Change in accounts payable/accrued expenses and accrued interest         73
    Change in deferred revenues and customer deposits                       (12)
    Change in other assets and liabilities                                   98
                                                                          -----
  Net cash acquired by operating activities                                 272
                                                                          -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net additions to property, plant and equipment                           (157)
                                                                          -----
  Net cash required by investing activities                                (157)
                                                                          -----
NET INCREASE IN CASH AND CASH EQUIVALENTS                                   115

CASH AND CASH EQUIVALENTS
  Beginning of period                                                       226
                                                                          -----
  End of period                                                           $ 341
                                                                          =====

     The accompanying notes to financial statements are an integral part of these financial statements.

1.      Financial Statement Presentation

        The financial statements have been prepared by the Company without audit. In the opinion of Management, the statements reflect all adjustments necessary for a fair presentation of the results for the interim period. The results of operations for the interim period are not necessarily indicative of the results for a full year.

2.      Subsequent Event

        Pursuant to an agreement dated April 23, 1996 the Company sold substantially all of its assets to PriCellular Corporation approximately $19,800,000 in cash.